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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-69740, 333-87538, 33-90730, 33-91084,
333-43317, 333-43319 and 333-61339, 333-113910) and Form S-8 (File Nos.
33-94542, 333-10221 and 333-84537) of Glimcher Realty Trust of our report dated February 23, 2004, except for Note 20, as to which the date is February 27, 2004, and except for the future minimum rentals as presented in tabular form in
Note 8 and Note 22, as to which the date is April 23, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A No. 1.

/s/ PricewaterhouseCoopers LLP

Columbus, OH
April 30, 2004